EXHIBIT 99.5

1.	Date of Agreement 5 January 2006	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

		STANDARD SHIP MANAGEMENT AGREEMENT

		CODE NAME: “SHIPMAN 98”	Part 1

2.	Owners (name, place of registered office and law of registry) (Cl. 1)	3.	Managers (name, place of registered office and law of registry) (Cl. 1)

	Name		Name
	Concept Ltd.		Northern Marine Management Ltd.

	Place of registered office		Place of registered office
	Hamilton		Clydebank, Scotland

	Law of registry		Law of registry
	Bermuda		Scotland

4.	Day and year of commencement of Agreement (Cl. 2)

5.	Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) YES	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) YES

7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) NO	8.	Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) YES

9.	Accounting Services (state “yes” or “no” as agreed) (C1. 3.5) YES	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) NO

11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7) YES	12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) NO

13.	Chartering Services Period (only to be filled in if “yes” stated in Box 7) (Cl. 3.3(i)) —	14.	Owners’ Insurance (state alternative (i), (ii) or (iii) of C1. 6.3) (i)

15.	Annual Management Fee (state annual amount) (Cl. 8.1) See Clause 21	16.	Severance Costs (state maximum amount) (Cl. 8.4 (ii)) —

17.	Day and year of termination of Agreement (Cl. 17) See Clause 22	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) 19.1

19.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Owners) (Cl. 20) Concept Ltd. First Floor, The Hayward Building 22 Bermudiana Road Hamilton, Bermuda HM11 Facsimile No. +1 441 292-4258	20.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)
Northern Marine Management Ltd.
Alba House
2 Central Avenue
Clydebank G81 2QR
Scotland
			Facsimile No. +44 141 941 2791
It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further..

Signature(s) (Owners)	Signature(s) (Managers)

/s/ CHRISTOPHER G. GARROD	/s/ KENNETH MACLEOD

PART II
“SHIPMAN 98” Standard Ship Management Agreement
1.	Definitions

In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

“Owners” means the party identified in Box 2.

“Managers” means the party identified in Box 3.

“Vessel” means M/T “STENA CONCEPT”

“Crew” means the Master, officers and ratings of the Vessel

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews. “Severance Costs” means the costs which the employers are legally obliged to pay to or in respect of the Crew as a result of the early termination of any employment contract for service on the Vessel.

“Crew Insurances” means insurances against crew risks which shall include but not be limited to death, sickness, repatriation, injury, shipwreck unemployment indemnity and loss of personal effects.

“Management Services” means the services specified in sub-clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12 and the undertaking specified in Claue 23.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organization (IMO) by resolution A.741 (18) or any subsequent amendment thereto.

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 or any subsequent amendment thereto.

“Time Charter” means the time charter party between Owners as owners and Stena Bulk AB (the“Time Charterers”) as charterers, attached hereto as Annex 1.

“Agreement” means Part I, Part II, including Additional Clauses 21 — 31 as well as Annex 1.

2.	Appointment of Managers

With effect from the day and year of the Time Charter and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree To act as the Managers of the Vessel.

3.	Basis of Agreement

Subject to the terms and conditions herein provided, during the period of this Agreement, the Managers shall carry out Management Services in respect of the Vessel. The Managers shall have authority To take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.
3.1	Crew Management
(only applicable if agreed according to Box 5)

The Managers shall provide suitably qualified Crew for the Vessel as required by the Owners in accordance with the STCW 95 requirements, provision of which includes but is not limited to the following functions:
(i)	selecting and engaging the Vessel’s Crew, including payroll arrangements, pension administration, and insurances for the Crew other than those mentioned in Clause 6;

(ii)	ensuring that the applicable requirements of the law of the flag of the Vessel are satisfied in respect of manning levels, rank, qualification and certification of the Crew and employment regulations including Crew’s tax, social insurance, discipline and other requirements;

(iii)	ensuring that all members of the Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate flag State requirements. In the absence of applicable flag State requirements the medical certificate shall be dated not more than three months prior to the respective Crew members leaving their country of domicile and maintained for the duration of their service on board the Vessel;

(iv)	ensuring that the Crew shall have a command of the English language of a sufficient standard to enable them to perform their duties safely;

(v)	arranging transportation of the Crew, including repatriation;

(vi)	training of the Crew and supervising their efficiency;

(vii)	conducting union negotiations;

(viii)	operating the Managers’ drug and alcohol policy unless otherwise agreed.
(ix) ensuring that any complaints from the Time Charterers with respect to the Master or any of the officers or Crew are immediately investigated, communicating the results of such investigations to the Time Charterers and if such complaints are well-founded ensuring that changes in the appointments are made without delay.
3.2	Technical Management
(only applicable if agreed according to Box 6)

The Managers shall provide at their own cost but subject to Clause 30, technical management which includes, but is not limited to, the following functions:
(i)	provision of competent personnel to supervise the Maintenance and general efficiency of the Vessel;

(ii)	arrangement and supervision of dry dockings, repairs, alterations and of the upkeep of the Vessel to the standards required by the Owners and the Managers shall incur the necessary expenditure to ensure That the Vessel will comply with the law of the flag of the Vessel and of the places where she trades, and all Requirements and recommendations of the classification society;

(iii)	arrangement of the supply of necessary stores, spares and lubricating oil;

(iv)	appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary;

(v)	development, implementation and maintenance of a Safety Management System (SMS) in accordance with the ISM Code (see sub-clause 4.2).

PART II
“SHIPMAN 98” Standard Ship Management Agreement

3.3	Intentionally omitted.

3.4	Insurance Arrangements’
(only applicable if agreed according to Box 8)

The Managers shall arrange at their own cost insurances in accordance with Clause 6, on such terms and conditions as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles and franchises.
3.5	Accounting Services
(only applicable if agreed according to Box 9)

The Managers shall at their own cost:
(i)	establish an accounting system which meets the requirements of the Owners and provide regular accounting services, supply regular reports and records,

(ii)	maintain the records of all costs and expenditure incurred as well as data necessary or proper for the settlement of accounts between the parties.
3.6	Intentionally omitted.
3.7	Provisions
(only applicable if agreed according to Box 11)

The Managers shall at their own cost arrange for the supply of provisions. The Owners acknowledge that all provisions, stores, lubricating oil and other consumables on board on the date when this Agreement takes effect are the property of the Managers. Upon re-delivery, the Owners shall pay the Managers for all provisions on board at cost.
4.	Managers’ Obligations
4.1 The Managers undertake to use their best endeavours to provide the agreed Management Services in accordance with the terms of the Time Charter and sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder. Provided, however, that the Managers in the performance of their Management responsibilities under this Agreement shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.
4.2 Where the Managers are providing Technical Management in accordance with sub-clause 3.2, they shall procure that the Requirements of the law of the flag of the Vessel are satisfied and they shall in particular be deemed to be the “Company” as defined by the ISM Code, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code when applicable.
5.	Owners’ Obligations
5.1 The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement.
5.2 Where the Managers are providing Technical Management in accordance with sub-clause 3.2, the Owners shall:
instruct such officers and ratings to obey all reasonable orders of the Managers in connection with the operation of the Managers’ safety management system.
6.	Insurance Policies
The Managers shall procure, that throughout the period of this Agreement:
6.1 at the Managers’ expense, the Vessel is insured for not less than her sound market value or entered for her full gross tonnage, as the case may be for:
(i)	usual hull and machinery marine risks (including crew negligence) and excess liabilities;

(ii)	protection and indemnity risks (including pollution risks and Crew Insurances);

(iii)	war risks (including protection and indemnity and crew risks) in accordance with the best practice of prudent owners of Vessels of a similar type to the Vessel, with first class insurance companies, underwriters or associations: ;and

(iv)	off-hire (“the Insurances”)
6.2 all premiums and calls on the Insurances are paid promptly by their due date,
6.3 the Insurances name the Owners, the Time Charterers and the Managers and, subject to underwriters’ agreement, any third party designated by the Owners, the Time Charterers or the Managers as a joint assured, with full cover, with the Managers obtaining cover in respect of each of the insurances specified in sub-clause 6.1:
(i)	on terms whereby the Managers and any such third party are liable in respect of premiums or calls arising in connection With the Insurances; or

(ii)	intentionally omitted.

(iii)	on such other terms as may be agreed in writing between the Managers and the Owners, but in all cases subject to the terms and conditions that the Owners shall have agreed with the mortgagees of the Vessel.

Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left blank then (i) applies.

6.4	written evidence is provided, to the reasonable satisfaction of the Managers, of their compliance with their obligations under Clause 6 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Insurances.

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“SHIPMAN 98” Standard Ship Management Agreement
7.	Intentionally omitted.
8.	Management Fee
8.1 The Owners shall pay to the Managers for their services as Managers under this Agreement an annual management fee as stated in Clause 21 which shall be payable by equal monthly instalments in advance, the first instalment being payable on the commencement of this Agreement (see Clause 2 and Box 4) and subsequent instalments being payable every month.
8.2 The management fee shall be fixed and final as set out in Clause 21 for the entire duration of this Agreement.
8.3 The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery.
8.4 Intentionally omitted.
8.5 If the Owners decide to lay-up the Vessel whilst this Agreement remains in force, an appropriate reduction of the management fee for the period shall be mutually agreed between the parties.
9.	Intentionally omitted.
10.	Managers’ Right to Sub-Contract
The Managers shall have the right to sub-contract any of Their obligations hereunder, including those mentioned in sub-clause 3.1 and 4.2. In the event of such a subcontract the Managers shall remain fully liable for the due performance of their obligations under this Agreement.
11.	Responsibilities
11.1 Force Majeure — Neither the Owners nor the Managers shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.
11.2 Liability to Owners — (i) Save as otherwise provided for in the additional clauses and without prejudice to sub-clause 11.1, and Clause 25, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising of the Management Services UNLESS same is proved to have resulted solely from the gross negligence or wilful default of the Managers or their employees, or agents or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten times the annual management fee payable hereunder.
(ii) Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any of the actions of the Crew, even if such actions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under sub-clause 3.1, in which case their liability shall be limited in accordance with the terms of this Clause 11.
11.3 Indemnity — To the extent that they are caused by any act or omission of the Owners, the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of the Agreement, and against and in respect of all costs, losses, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of

PART II
“SHIPMAN 98” Standard Ship Management Agreement
this Agreement.
11.4 “Himalaya” — It is hereby expressly agreed that no employee or agent of the Managers (including every subcontractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 11, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 11 the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.
12.	Documentation
Where the Managers are providing Technical Management in accordance with sub-clause 3.2 and/or Crew Management in accordance with sub-clause 3.1, they shall make available, upon Owners’ request, all documentation and records related to the Safety Management System (SMS) and/or the Crew which the Owners need in order to demonstrate compliance with the ISM Code and STCW 95 or to defend a claim against a third party.
13.	General Administration
13.1 The Managers shall at their own cost handle and settle all claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes involving third parties.
13.2 Intentionally omitted.
13.3 The Managers shall also have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessel.
13.4 The Managers shall arrange for the provision of any necessary guarantee bond or other security.
14.	Auditing

The Managers shall at their own cost at all times maintain and keep true and correct accounts in compliance with subclause 3.5 (i) above and shall make the same available for inspection and auditing by the Owners at such times as may be mutually agreed. On the termination, for whatever reasons, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all such accounts and all documents specifically relating to the Vessel and her operation.

15.	Inspection of Vessel

The Owners and the Time Charterers shall have the right at any time after giving reasonable notice to the Managers to inspect the Vessel for any reason they consider necessary.

16.	Compliance with Laws and Regulations

The Managers will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Vessel’s flag, or of the places where she trades.

17.	Duration of the Agreement

This Agreement shall come into effect on the day and year stated in Clause 22

18.	Termination
18.1 Owners’ default
(i)	The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys payable by the Owners under this Agreement shall not have been received in the Managers’ nominated account within ten running days of receipt by the Owners of the Managers written request or if the Vessel is repossessed by the Mortgagees.

(ii)	If the Owners:
(a)	fail to meet their obligations under sub-clauses 5.2 of this Agreement for any reason within their control, or

(b)	proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within 30 days after a written notice to the Owners from the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing.
18.2 Managers’ Default
If the Managers fail to meet their obligations under Clauses 3 and 4 of this Agreement for any reason within the control of the Managers, the Owners may give notice to the Managers of the default, requiring them to remedy it as soon as practically possible. In the event that the Managers fail to remedy it within 30 days after a written notice to the Managers from the Owners, the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing without prejudice to any rights of the Owners at such time.
18.3 Extraordinary Termination
This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned.
18.4 For the purpose of sub-clause 18.3 hereof
(i)	the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Owners cease to be registered as Owners of the Vessel;

(ii)	the Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

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“SHIPMAN 98” Standard Ship Management Agreement
18.5 This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.
18.6 The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.
19.	Law and Arbitration
19.1 This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.
The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.
The reference shall be to three arbitrators; one to be appointed by each of the parties hereto, and the third to be appointed by the two so chosen; their decision or that of any two of them shall be final. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a Sole arbitrator.
In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.
20.	Notices
20.1 Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.
20.2 The address of the Parties for service of such communication shall be as stated in Boxes 19 and 20, respectively.

ADDITIONAL CLAUSES 21 – 31 TO SHIP MANAGEMENT AGREEMENT BETWEEN CONCEPT LTD. AND NORTHERN MARINE MANAGEMENT LTD. DATED 5 January 2006 FOR THE VESSEL M/T “STENA CONCEPT”, BEING AN INTEGRAL PART OF SUCH AGREEMENT
21.	Management Fee
The Owners shall compensate the Managers for the services under this agreement with a fixed daily management fee (the “Management Fee”), as per the following schedule:

Period		Fee
1	January 5, 2006 – January 4, 2007	$5,565
2	January 5, 2007 – January 4, 2008	$5,843
3	January 5, 2008 – January 4, 2009	$6,135
Option 1	January 5, 2009 – January 4, 2010	$6,442
Option 2	January 5, 2010 – January 4, 2011	$6,764
Option 3	January 5, 2011 – July 4, 2011	$7,103
Option 4	July 5, 2011 – July 4, 2012	$7,458
Option 5	July 5, 2012 – July 4, 2013	$7,831
In addition to the above Management Fee, for each day that the Vessel is on hire for more than 360 days during any twelve-month period commencing on the Delivery Date (as defined in the Time Charter), the Owners shall pay to the Managers an incentive fee equal to the Basic Hire (as defined in the Time Charter) for each such day payable to the Owners under the Time Charter by not later than the fifth Business Day (as defined in the Time Charter) following the end of such twelve-month period.
22.	Duration and termination
This Agreement shall come into effect on the date stated in Box 4 and shall continue in force until the expiration of the Time Charter, unless terminated in accordance with Article 18 of this Agreement, provided that either the Owners or the Managers shall have the right to terminate this Agreement in the event of the termination of the Time Charter. In the event the Vessel is not delivered under the Time Charter by 31 January, 2006, both the Owners and the Managers shall have the right to terminate this Agreement and neither the Owners or the Managers shall be entitled to damages or to any other compensation or reimbursement of expenses.

23.	Acknowledgement of Time Charter
The Managers have read and are familiar with the terms of the Time Charter, which is attached as Annex 1 to this Agreement. The Managers undertake to perform, as part of its Management Services, the duties and obligations of the Owners under the Time Charter as if such duties and obligations were specifically set forth herein as duties and obligations of the Managers, except that the Managers shall not be responsible for the cost of any improvement, structural change or the installation of new equipment imposed by compulsory legislation and/or class rules pursuant to Clause 94(A) of the Time Charter.
In the event that the Time Charter is terminated for any reason, either party may terminate this Agreement upon notice to the other.
24.	Off-hire
The Managers agree to indemnify the Owners for any days of off-hire (pursuant to Clause 21 of the Time Charter) or reduced hire (pursuant to Clause 24 of the Time Charter) with respect to the Vessel under the Time Charter such that in any given twelve-month period commencing on the Delivery Date (as defined in the Time Charter) the Owners shall have received from the Time Charterers and the Managers, on a combined basis, a total of 360 days of Basic Hire (as defined in the Time Charter); provided, that nothing in this Clause 24 shall be construed so as to impose an obligation on the Managers to indemnify the Owners for the payment of Basic Hire (as defined in the Time Charter) by the Time Charterers under the Time Charter other than for days of off-hire (pursuant to Clause 21 of the Time Charter) or reduced hire (pursuant to Clause 24 of the Time Charter).
The Managers’ obligation to indemnify Owners for off-hire pursuant to this Clause 24 shall be reduced by any amount received by Owners for such off-hire under the off-hire insurance procured by the Managers pursuant to Clause 6 of this Agreement.
Any amounts payable pursuant to this Clause 24 for days of off-hire or reduced hire during any calendar quarter shall be paid by the Managers to the Owners on the Date that is no later than 25 days after the completion of the applicable calendar quarter.
In the event of payment by the Managers to the Owners of any amounts under this Clause 24, the Managers shall be subrogated to the extent of such payment to any rights of recovery of the Owners under the off-hire insurance procured by the Managers pursuant to Clause 6 of this Agreement, and the Owners shall, upon the request of the Managers, execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Managers effectively to bring suit to enforce such rights.

25.	Vessel’s Casualties
Master and/or Managers shall inform Owners immediately by e-mail, telefax or telex if any situation occurs which results, or is likely to result, in either delays, or damages to the Vessel or machine systems, including but not limited to, failure of inert gas system, cargo systems or delays from proceeding to assistance to other vessels, or damages to cargo, or in pollution, oil spill and/or oil discharge.
26.	Communications
All communications under this Agreement shall be in the English language.
27.	Assignment Clause
The Owners may assign all of their rights under this Agreement to any mortgagee of the Vessel provided that such assignment shall not otherwise prejudice the rights of the Managers to terminate this Agreement in the event that the Time Charter is terminated in accordance with Clauses 18.1 or 23 of this Agreement. Upon satisfaction of the conditions set forth above, Managers hereby agree to enter into an acknowledgement of such assignment in such form as the mortgagee may reasonably require.
28.	Third Party Rights
Except as may be otherwise agreed in writing by the parties with any third party, a person who is not a party to this Agreement may not enforce, or otherwise have the benefit of, any provisions of this Agreement under the Contracts (Rights of Third Parties) Act 1999, and, without limitation, no consent of any such person shall be required for the rescission or amendment of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
29.	Indemnification
The Managers hereby undertake to indemnify the Owners against the consequences of any failure by Managers to comply with the requirements of this Agreement including (without limitation) any claims made by the Time Charterer against the Owners resulting from a failure of the Managers to perform their obligations under this Agreement (including as set out in Clause 23 hereof, the obligations of the Owners under the Time Charter); provided that Managers’ indemnification for environmental matters shall not extend beyond the protection and indemnity coverage with respect to the Vessel required hereunder.
The Managers also agree to indemnify the Owners against the consequences of any insurer with respect to the Vessel failing to pay out any claim in full; provided that the Managers’ indemnification for environmental matters shall not extend beyond the protection and indemnity coverage with respect to the Vessel required hereunder.

30.	Changes and/or Improvement necessary for the Operation of the Vessel or imposed by Legislation and/or Class
In the event that any improvement, structural change or the installation of new equipment is imposed by compulsory legislation and/or class rules, the Manager shall, at the expense of Owners and Time Charterers as set forth in Clause 94(A) of the Time Charter, effect such improvement, structural change or installation. In the event pursuant to Clause 94(A) of the Time Charter the Owners are responsible for the cost of such improvement, structural change or installation, the Owners shall reimburse the Managers therefor no later than the fifth Business Day (as defined in the Time Charter) following notice from the Managers.
In the event any improvement, structural change or the installation of new equipment is deemed necessary by the Managers for the continued operation of the Vessel, Managers shall have the right, at their own cost, to effect such improvement, structural change or installation, with the Owners consent which shall not be unreasonably withheld.
The Owners shall be notified in writing in advance by the Managers about any changes and/or improvements as afore mentioned.
Any change, improvement or installation made pursuant to this Clause 30 shall be the property of Owners.
Owners shall not be liable for the cost of any improvement, structural change or installation that is requested by or made for the account of any Time Charterer or for which a Time Charterer is otherwise responsible.
31.	Condition of Vessel on Delivery and Re-Delivery
If the Vessel, at the time she is delivered under the Time Charter, does not comply with Clauses 1 and 2(a) thereof or one or more of the requirements referred to on lines 220 – 224 of clause 11 of the MOA, the Managers agree that they shall at their own cost make all corrections and repairs necessary to cause the Vessel to comply with such clauses and requirements.
The Managers further agree that (a) upon re-delivery of the Vessel under the terms of the Time Charter (attached as Annex 1 to this Agreement), the Vessel shall be in class with no outstanding recommendations and shall be ready to sail and in the same good order and condition as when delivered under the Time Charter per Clauses 1 and 2(a) thereof, ordinary wear and tear consistent with the age of the Vessel at the time of re-delivery excepted, (b) the Managers shall at their own cost make all corrections and repairs necessary to cause the Vessel to comply with all of the terms of this Clause 31 prior to re-delivery of the Vessel under the Time Charter, and (c) the Managers shall assure that the Vessel has undergone at least one mid-period drydocking prior to re-delivery.

All mid-period and special survey drydockings during the term hereof shall be at the Managers’ sole cost and expense. Accordingly, it is understood that the Management Fee includes a provision for such drydocking costs. In addition, the Managers agree that, upon redelivery of the Vessel to the Owners, the Managers shall pay to the Owners a Drydocking Provision for each day from the completion of the last special survey drydocking during the term of this Agreement (or if no special survey occurs during the term of this Agreement, from the date of commencement of this Agreement) to the date of redelivery at the following daily rates:

Period		Drydocking Provision
1	January 5, 2006 – January 4, 2007	$233
2	January 5, 2007 – January 4, 2008	$245
3	January 5, 2008 – January 4, 2009	$257
Option 1	January 5, 2009 – January 4, 2010	$270
Option 2	January 5, 2010 – January 4, 2011	$284
Option 3	January 5, 2011 – July 4, 2011	$298
Option 4	July 5, 2011 – July 4, 2012	$313
Option 5	July 5, 2012 – July 4, 2013	$329